                                                               Exhibit 10(ii)(y)

                          J. C. PENNEY COMPANY, INC.

                           BENEFIT RESTORATION PLAN

                       ADOPTED EFFECTIVE AUGUST 1, 1995
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                          J. C. PENNEY COMPANY, INC.
                           BENEFIT RESTORATION PLAN

                       Adopted Effective August 1, 1995

                               TABLE OF CONTENTS
        Article                                                            Page
        -------                                                            ----

        ARTICLE I.  INTRODUCTION............................................  1

        ARTICLE II.  DEFINITIONS............................................  1

        ARTICLE III.  PARTICIPATION.........................................  4
           (1)  Pension Plan Benefit........................................  4
           (2)  Annual Benefit Limit Make-Up Account Benefit................  5

        ARTICLE IV.  BENEFITS...............................................  5
           (1)  Pension Plan Participant Benefit............................  5
           (2)  Annual Benefit Limit Make-Up Account........................  5
           (3)  Death Benefit...............................................  6
           (4)  Vesting.....................................................  7
           (5)  Effect of Certain Payments Made in December 1992............  7

        ARTICLE V.  FORM AND COMMENCEMENT OF BENEFIT PAYMENTS...............  7
           (1)  Optional Forms and Commencement of Benefit Payments.........  7
           (2)  Small Annuities.............................................  8

        ARTICLE VI.  ADMINISTRATION.........................................  8

        ARTICLE VII.  TYPE OF PLAN..........................................  9

        ARTICLE III.  MISCELLANEOUS.........................................  9
           (1)  Amendment and Termination...................................  9
           (2)  Rights of Associates........................................ 10
           (3)  Mistaken Information........................................ 10
           (4)  Liability................................................... 11
           (5)  Cessation and Recalculation of Benefits..................... 11
           (6)  Construction................................................ 11
           (7)  Non-assignability of Benefits............................... 11
           (8)  Governing Law............................................... 11

        ARTICLE IX.  CLAIMS PROCEDURES...................................... 12

                          J. C. PENNEY COMPANY, INC.
                           BENEFIT RESTORATION PLAN

                       Adopted Effective August 1, 1995


ARTICLE I.  INTRODUCTION

          The J. C. Penney Company, Inc. Benefit Restoration Plan is a plan maintained by the Company primarily for the purpose of providing benefits for eligible Associates in excess of the limit on benefits and contributions imposed by Internal Revenue Code Section 415 and the compensation limit under section 401(a)(17) of the Internal Revenue Code. This document amends and completely restates the portion of the Supplemental Retirement Program for Management Profit-Sharing Associates of J. C. Penney Company, Inc. that provided benefits that would have been payable under the J. C. Penney Company, Inc. Pension Plan and the J. C. Penney Company, Inc. Savings, Profit-Sharing and Stock Ownership Plan but for the limits on benefits, contributions, and compensation imposed on retirement plans qualified under the Internal Revenue Code. With respect to Associates who terminated employment prior to August 1, 1995, benefits payable to such Associates are determined pursuant to the terms and conditions of the Supplemental Retirement Program for Management Profit-Sharing Associates of J.
C. Penney Company, Inc. in effect as of July 31, 1995.


ARTICLE II.  DEFINITIONS

          For the purpose of this Plan the following terms shall have the following meanings:

          Annual Benefit Limit Make-Up Account: The account established and
          ------------------------------------
maintained pursuant to Paragraph (2) of Article IV of this Plan.

          Associate: Any person who is employed by a Controlled Group Member
          ---------
if the relationship between a Controlled Group Member and such person would constitute the legal relationship of employer and employee, including an officer who may or may not be a director, but excluding a director serving only in that capacity, and excluding any employee of a Controlled Group Member substantially all the operations of which are outside the United States unless United States Social Security contributions are made on behalf of such employee.

          Beneficiary: For purposes of the benefit provided in Paragraph (1) of
          -----------
 Article IV, the Participant's Spouse, if any. For purposes of the benefit provided in Paragraph (2) of Article IV, the person or persons designated by the Participant as a beneficiary under the Savings, Profit-Sharing and Stock Ownership Plan.

          Benefit Plans Review Committee: The Benefit Plans Review Committee of
          ------------------------------
the Board of Directors of the Company.

          Benefits Administration Committee: The committee appointed by the
          ---------------------------------
Personnel Committee and authorized by Article VI to administer the Plan.

          Board of Directors:   Board of Directors of the Company.
          ------------------

          Code:   The Internal Revenue Code of 1986, as amended from time to
          ----
time. References to "regulations" are to regulations published by the Secretary of the Treasury under applicable provisions of the Code, unless otherwise expressly indicated.

          Company:   J. C. Penney Company, Inc., a Delaware corporation.  The
          -------
term "Company" will also include any successor employer, if the successor employer expressly agrees in writing as of the effective date of succession to continue the Plan.

          Company Account(s):  The account(s) of that name established and
          ------------------
maintained pursuant to the Savings, Profit-Sharing and Stock Ownership Plan in which are reflected all Company contributions allocated to an Associate together with all assets attributable thereto.

          Compensation:  An Associate's compensation as that term is defined in
          ------------
the Savings, Profit-Sharing and Stock Ownership Plan without regard to the Earnings Dollar Limit.

          Controlled Group:   The Company and all other corporations, trades,
          ----------------
and businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection (c), by subsection (m), or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

          Controlled Group Member:   Each corporation or unincorporated trade or
          -----------------------
business that is or was a member of a Controlled Group, but only during such period as it is or was such a member.

          Earnings Dollar Limit:  The limitation on Compensation taken into
          ---------------------
account for purposes of the Savings, Profit-Sharing and Stock Ownership Plan under Section 401(a)(17) of the Code, as indexed for cost-of-living adjustments pursuant to Section 401(a)(17) of the Code.

          Effective Date:  August 1, 1995.
          --------------

          ERISA:   Employee Retirement Income Security Act of 1974, as amended
          -----
from time to time.

          Interest  Income Account:  The account of that name established and
          ------------------------
maintained pursuant to the Savings, Profit-Sharing and Stock Ownership Plan.

          Participant:  An eligible Associate of a Participating Employer who
          -----------
has satisfied the conditions for participating in the Plan as set forth in
Article III and who has not received a complete distribution of benefits.

          Participating Employer:   The Company  and any other Controlled Group
          ----------------------
Member or organizational unit of the Company or a Controlled Group Member which is designated as a Participating Employer under the Plan by the Board of Directors, excluding, however, any division of the Company or of a Controlled Group Member that is designated by the Board of Directors or the Personnel Committee as ineligible to participate in the Plan. The current Participating Employers are set forth on Appendix I to the Plan.

          Pension Benefit:  The monthly benefit that is payable to a Participant
          ---------------
pursuant to the provisions of the Pension Plan in the form of a single-life, no-death-benefit annuity, assuming the Participant's benefit commencement date under the Pension Plan is the first day of the month immediately following the date of the Participant's Separation from Service.

          Pension Plan:  J. C. Penney Company, Inc. Pension Plan, as amended
          ------------
from time to time.

          Pension Plan Participant:   An Associate or former Associate who is
          ------------------------
treated as a participant under the Pension Plan.

          Performance Unit Plan:  J. C. Penney Company, Inc. 1984 Performance
          ---------------------
Unit Plan, as amended from time to time.

          Personnel Committee:  The Personnel Committee of the Management
          -------------------
Committee of the Company.

          Plan:  J. C. Penney Company, Inc. Benefit Restoration Plan, as amended
          ----
from time to time.

          Plan Year:  The twelve month period beginning on January 1 and ending
          ---------
on December 31 of each calendar year.

          Prior Plan:  The Supplemental Retirement Program for Management
          ----------
Profit-Sharing Associates of J. C. Penney Company, Inc. as in effect on July 31, 1995.

          Profit Incentive Compensation:  The share of store profits to which an
          -----------------------------
Associate is entitled as a store manager or as a member of a store's management staff; the management incentive compensation to which a management Associate is entitled; the regional or district incentive compensation to which a regional or district office Associate is entitled; and, if so determined by the Personnel Committee, any other compensation based on profits (excluding any Company contributions to and benefits under the Savings, Profit-Sharing and Stock Ownership Plan) to which an Associate of a Participating Employer, is entitled.

          Savings, Profit-Sharing and Stock Ownership Plan:   J. C. Penney
          ------------------------------------------------
Company, Inc. Savings, Profit-Sharing and Stock Ownership Plan, as amended from time to time.

          Separation from Service or Separates from Service:  Termination of
          -------------------------------------------------
service by reason of disability, discharge, retirement (including resignation), or death. Termination of service due to a disability is deemed to occur upon the later of termination of sick pay or the end of any leave of absence granted the Participant.

          Spouse:   The individual to whom an Associate is legally married under
          ------
the laws of the State (within the meaning of section 3(10) of ERISA) in which the Associate is domiciled, or if domiciled outside the United States, under the laws of the State of Texas.

          Supplemental Retirement Program:  The Supplemental Retirement
          -------------------------------
Program for Management Profit-Sharing Associates of J. C. Penney Company, Inc., as amended and restated August 1, 1995, and as further amended from time to time.

          Unrestricted Benefit:  The monthly benefit that would be payable to a
          --------------------
Participant pursuant to the provisions of the Pension Plan in the form of a single-life, no-death-benefit annuity, assuming the Participant's benefit commencement date under the Pension Plan is the first day of the month immediately following the date of the Participant's Separation from Service, if the Participant's benefit under the Pension Plan were determined without applying the provisions of the Pension Plan relating to the limitation on compensation under Section 401(a)(17) of the Code or the limitation on benefits under Section 415 of the Code.


ARTICLE III.   PARTICIPATION

          (1)  Pension Plan Benefit:  For purposes of Paragraph (1) of Article
               --------------------
IV, any Associate of a Participating Employer who is a Pension Plan Participant on or after the Effective Date and whose retirement pension benefit payable pursuant to the terms of the

Pension Plan is limited by operation of the annual benefit limits under Section 415 of the Code or the compensation limits under Section 401(a)(17) of the Code shall be a Participant in the Plan. In addition an active or former Associate for whom a benefit was accrued under Paragraph (2) of Article III of the Prior Plan and whose benefit under Paragraph (2) of Article III under the Prior Plan had not been completely distributed to such Associate at July 31, 1995, will also be a Participant in the Plan.

          (2)  Annual Benefit Limit Make-Up Account Benefit:  For purposes of
               --------------------------------------------
Paragraph (2) of Article IV, any Associate of a Participating Employer (i) whose Compensation equals or exceeds the applicable Earnings Dollar Limit in a Plan Year or (ii) whose allocation of the Company's annual contribution to the Savings, Profit-Sharing and Stock Ownership Plan is limited because of Section 415(c)(1) of the Code shall be a Participant in the Plan. In addition, an Associate for whom an annual benefit limit make-up account was maintained under Paragraph (6) of Article III of the Prior Plan, and whose annual benefit limit make-up account balance under the Prior Plan had not been completely distributed to such Associate at July 31, 1995, will also be a Participant in the Plan.


ARTICLE IV.  BENEFITS

          (1) Pension Plan Participant Benefit:   A Participant shall be
              --------------------------------
entitled to a monthly benefit equal in amount to his Unrestricted Benefit less his Pension Benefit. Additionally, a benefit shall be accrued for each Participant for whom a benefit was accrued under Paragraph (2) of Article III of the Prior Plan at July 31, 1995, and whose accrued benefit had not been completely distributed from the Prior Plan. The value of the Participant's Prior Plan benefit under Paragraph (2) of Article III determined as of July 31, 1995, will become an accrued benefit under this Plan and will be distributed to the Participant pursuant to the terms of this Plan. The distribution to a Participant from this Plan of such Prior Plan accrued benefit will completely discharge the Company and each other Participating Employer from any further liability for such benefit.

          (2) Annual Benefit Limit Make-Up Account:  If  a Participant is
              ------------------------------------
participating in the Savings, Profit-Sharing and Stock Ownership Plan and such Participant's allocation of the Company's annual contribution (including any contribution made for partial years) is limited or eliminated under such plan for any Plan Year because it would exceed the limit on "annual additions" under
Section 415(c)(1) of the Code, or the limitation on compensation under Section 401(a)(17) of the Code, an individual account, called an Annual Benefit Limit Make-up Account, shall be established under this Plan and credited with an unfunded balance equal to the difference between the amount of the Company's matching contribution allocated to the Participant's Company Accounts in the Savings, Profit-Sharing and Stock Ownership Plan and the full share of the amount of the Company's matching contribution which would have been allocated to his Company Accounts in the Savings, Profit-Sharing and Stock Ownership Plan but for Section 415(c)(1) of the Code and/or the limitation on compensation under Section 401(a)(17) of the Code, provided the Participant makes the maximum legally permissible deposits subject to the Company matching contributions to the Savings, Profit-Sharing and Stock Ownership Plan. However, the Benefits Administration Committee may, in its discretion, waive the proviso in the preceding sentence if it determines that the Participant's failure to make the maximum permissible deposits was excusable.

          An Annual Benefit Limit Make-up Account shall also be established for each Participant for whom an annual benefit limit make-up account was maintained under the Prior Plan at July 31, 1995, and whose annual benefit limit make-up account balance had not been completely distributed from the Prior Plan. The value of each Participant's Prior Plan annual benefit limit make-up account will be credited to such Participant's Annual Benefit Limit Make-up Account under this Plan and will be distributed to the Participant pursuant to the terms of this Plan. The distribution to a Participant from this Plan of the Participant's Prior Plan annual benefit limit make-up account balance will completely discharge the Company and each other Participating Employer from any further liability for such benefit.

          For purposes of this Plan, the balance of each Participant's Annual Benefit Limit Make-up Account will be deemed invested in the Interest Income Account under the Savings, Profit-Sharing and Stock Ownership Plan. The Participant's Annual Benefit Limit Make-up Account will be credited with unfunded interest at the rate, from time to time, applicable to such Interest Income Account and at the same time interest is credited to such Interest Income Account.

          (3)  Death Benefit:  For purposes of the benefit provided by Paragraph
               -------------
(1) of this Article IV, if a Participant is married at the time such Participant Separates from Service by reason of death, or if a Participant who has Separated from Service and who is married at the time of his death, dies before payment has begun under the Plan, the Participant's Spouse will receive the benefit, at the time the Participant would have attained age 55, that would have been payable if the Participant had a Separation from Service immediately prior to such Participant's death (if he was an active Participant on the date of death), had survived to age 55, and had begun to receive benefits immediately prior to his death in the form of a 50% joint and survivor annuity without payment certain with the Spouse as the Beneficiary. Notwithstanding the preceding sentence, if the Participant was 55 years of age or more and had 15 years or more of service, as defined by the Pension Plan, at the time of his death, the joint and survivor annuity payable to the Spouse will be in the form of a 100% (75% if death occurs prior to January 1, 1996) joint and survivor annuity without payment certain.

          For purposes of the benefit provided by Paragraph (2) of this Article IV, if a Participant Separates from Service by reason of death, or if a Participant who has Separated from Service dies before payment is made under the Plan, benefits payable under this Plan shall be payable to the Participant's Beneficiary. Payment of benefits shall be in a lump sum payment and shall be made as soon as practicable after the Benefits Administration Committee, or its delegate receives notification and proof of the Participant's death.

          (4)  Vesting:  For purposes of the benefit provided by Paragraph (1)
               -------
of this Article IV, a Participant will have the same degree of vested and nonforfeitable interest in his benefit under this Plan as the Participant has in his Pension Benefit under the Pension Plan.

          For purposes of the benefit provided by Paragraph (2) of this Article IV, the Participant shall have, from time to time, the same degree of nonforfeitable interest in all unfunded credits in his Annual Benefit Limit Make-up Account attributable to the Savings, Profit-Sharing and Stock Ownership Plan as such Participant has in the value of his Company Accounts under the Savings, Profit-Sharing and Stock Ownership Plan.

          (5) Effect of Certain Payments Made in December 1992:  In the event
              ------------------------------------------------
the Company made payments to a current or former Participant on or before December 31, 1992 under the Company's Profit Incentive Compensation program and under the Performance Unit Plan and such payments were attributable to the Company's fiscal year ending on January 30, 1993, this Paragraph shall apply. The effect of such payments on the benefits payable to such individual under the Savings, Profit-Sharing and Stock Ownership Plan and under the Pension Plan shall be determined with respect to whether an increase or decrease in benefits resulted. Benefits payable under this Plan to such current or former Participants shall be adjusted (a) to offset any such increase in benefits and/or (b) to restore any such decrease in benefits so that no advantage or detriment, as the case may be, shall be experienced by any such current or former Participant with respect to total retirement benefits under the Pension Plan and Savings, Profit-Sharing and Stock Ownership Plan and this Plan.

ARTICLE V.  FORM AND COMMENCEMENT OF BENEFIT PAYMENTS

          (1) Optional Forms and Commencement of Benefit Payments:  Except as
              ---------------------------------------------------
otherwise provided in this Plan and subject to such rules and regulations as the Benefits Administration Committee may establish from time to time with respect to time and manner of payment, benefits provided by this Plan shall be payable as follows. For purposes of the benefit provided by Paragraph (1) of Article IV, a Participant shall receive the annual benefit payable under Paragraph (1) of Article IV in such form and at such time and actuarially adjusted in such a manner as the benefit payable under the Supplemental Retirement Program. If the Participant is not entitled to a benefit under the Supplemental Retirement Program, the Participant shall receive the annual benefit payable under Paragraph (1) of Article IV in such a form and at such time and actuarially adjusted in such a manner as the benefit payable under the Pension Plan.

          For purposes of the benefit provided by Paragraph (2) of Article IV, if a Participant Separates from Service, such Participant shall be entitled to receive from the Company an amount equal to the balance of such Annual Benefit Limit Make-up Account as of the date of his Separation from Service to the extent nonforfeitable and payment shall be made in a single lump sum cash payment or such other form as the Benefits Administration Committee, in its discretion, shall approve.

          (2) Small Annuities:  If the total benefit payable with respect to a
              ---------------
Participant under Paragraph (1) of Article IV plus the benefits payable pursuant to Paragraph (1) or (2) of Article IV of the Supplemental Retirement Program would not provide monthly payments exceeding $100, the benefit shall be converted into an actuarially equivalent lump sum payment (applying the actuarial factors utilized in the Pension Plan).


ARTICLE VI.  ADMINISTRATION

          The Benefits Administration Committee will administer the Plan and will have the full authority and discretion to accomplish that purpose, including without limitation, the authority and discretion to (i) interpret the Plan and correct any defect, supply any omission or reconcile any inconsistency or ambiguity in the Plan in the manner and to the extent that the Benefits Administration Committee deems desirable to carry on the purpose of the Plan,
(ii) resolve all questions relating to the eligibility of Associates to become or continue as Participants, (iii) determine the amount of benefits payable to Participants and authorize and direct the Company with respect to the payment of benefits under the Plan, (iv) make all other determinations and resolve all questions of fact necessary or advisable for the administration of the Plan, and
(v) make, amend, and rescind such rules as it deems necessary for the proper administration of the Plan. The Benefits Administration Committee will keep a written record of its actions and proceedings regarding the Plan and all dates, records, and documents relating to its administration of the Plan.

          Any action taken or determination made by the Benefits Administration Committee will be conclusive on all parties. No member of the Benefits Administration Committee will vote on any matter relating specifically to such member. In the event that a majority of the members of the Benefits Administration Committee will be specifically affected by any action proposed to be taken (as opposed to being affected in the same manner as each other Participant in the Plan), such action will be taken by the Personnel Committee.


ARTICLE VII.  TYPE OF PLAN

          The Plan is a plan which is unfunded. Benefits under the Plan are paid from the general assets of the Company. The portion of this Plan in (i) Paragraph (1) of Article IV which comprises the benefit determined due to the limit on annual benefits under the Pension Plan imposed by Code Section 415 and
(ii) Paragraph (2) of Article IV which comprises the benefit determined due to the limit on annual contributions under the Savings, Profit-Sharing and Stock Ownership Plan imposed by Code Section 415 constitutes a separable part of this Plan which is maintained by the Company solely for the purpose of providing benefits for certain Associates in excess of the limitations on benefits and contributions imposed by Section 415 of the Code. This separable portion of the Plan shall be construed according to the provisions of ERISA applicable to such Plans. The remaining portion of the Plan is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Plan shall be construed according to the provisions of ERISA applicable to such plans. In the event that it should subsequently be determined by statute or by regulation or ruling that the Plan is not "a plan which is unfunded and is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3), 401(a)(1), and 4021(b)(6) of ERISA, participation in the Plan shall be restricted by the Benefits Administration Committee to the extent necessary to assure that it will be such a plan within the meaning of such sections.


ARTICLE VIII.  MISCELLANEOUS

          (1) Amendment and Termination:  The Benefit Plans Review Committee may
              -------------------------
amend or modify the Plan at any time, without prior notice; provided, however, that any such amendment or modification which would substantially increase the cost of the Plan to the

Company shall require approval of the Board of Directors of the Company. The Board of Directors of the Company may suspend, discontinue, or terminate the Plan at any time without prior notice or approval.

          Notwithstanding the foregoing, however, for purposes of the benefit provided by Paragraph (2) of Article IV, no amendment, modification, suspension, discontinuance, or termination shall deprive Participants of any benefits under Paragraph (2) of Article IV to which they would otherwise be entitled by reason of vested amounts, pursuant to Paragraph (4) of Article IV, credited to their accounts up to the effective date of the amendment, modification, suspension, discontinuance, or termination. Additionally, in no event will any amendment, modification, suspension, discontinuance, or termination adversely affect the Plan benefit payable pursuant to Paragraph (1) of Article IV for any Participant for whom benefit payments have already begun in accordance with the Plan as in effect prior to the effective date of the amendment, modification, suspension, discontinuance, or termination unless otherwise required to comply with applicable law.

          Each amendment to the Plan by the Benefit Plans Review Committee or the Board of Directors will be made only pursuant to unanimous written consent or by majority vote at a meeting. Upon such action by the Benefit Plans Review Committee or the Board of Directors, the Plan will be deemed amended as of the date specified as the effective date by such action or in the instrument of amendment. The effective date of any amendment may be before, on, or after the date of such action of the Benefit Plans Review Committee or the Board of Directors.

          (2) Rights of Associates:   Except for the Associate's non-forfeitable
              --------------------
interest in the value of the Annual Benefit Limit Make-up Account established in accordance with Paragraph (2) of Article IV, neither the establishment of the Plan nor any action thereafter taken by the Company or any Controlled Group Member or by the Benefits Administration Committee shall be construed as giving to any Associate any vested right to a benefit from the Plan or a right to be retained in employment or any specific position or level of employment with the Company or any Controlled Group Member. Moreover, no Associate shall have any right or claim to any benefits under this Plan if the Associate is summarily discharged, as defined by the Company (including resignation in lieu thereof) unless the Benefits Administration Committee, in its discretion, determines that such Associate shall be eligible for such benefits notwithstanding such summary discharge.

          (3) Mistaken Information:  If any information upon which a
              --------------------
Participant's benefit under the Plan is calculated has been misstated by the Participant or is otherwise mistaken, such benefit shall not be invalidated (unless upon the basis of the correct information the Participant would not have been entitled to a benefit), but the amount of the benefit shall be adjusted to the proper amount determined on the basis of the correct information and any overpayments shall be charged against future payments to the Participant or his Beneficiary.

          (4) Liability:  Neither the Board of Directors (including any
              ---------
committees thereof) of the Company or of any Participating Employer nor any member of the Benefits Administration Committee or the Personnel Committee nor any person to whom any of them may delegate any duty or power in connection with administering the Plan shall be personally liable for any action or failure to act with respect to the Plan.

          (5) Cessation and Recalculation of Benefits:  If a theretofore retired
              ---------------------------------------
Participant again becomes an Associate of a Participating Employer and is participating in a Profit Incentive Compensation program, the payment of benefits hereunder shall cease on the date he so becomes such an Associate. Upon such Associate's Separation from Service he shall be entitled to receive applicable benefits, if any, under Article IV pursuant to uniform rules approved by the Benefits Administration Committee.

          (6) Construction:  In determining the meaning of any provision of the
              ------------
Plan, words imparting the masculine gender shall include the feminine and the singular shall include the plural, unless the context requires otherwise. Headings of paragraphs and Articles in the Plan are for convenience only and are not intended to modify or affect the meaning of the substantive provisions of the Plan.

          (7)  Non-assignability of Benefits:  The benefits payable hereunder or
               -----------------------------
the right to receive future benefits under the Plan may not be anticipated, alienated, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Benefits Administration Committee which, in its sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

          (8) Governing Law:  Except to the extent that the Plan may be subject
              -------------
to the provisions of ERISA, the Plan will be construed and enforced according to the laws of the State of Texas, without giving effect to the conflict of laws principles thereof. Except as otherwise required by ERISA, every right of action by a Participant, former Participant, or Beneficiary with respect to the Plan shall be barred after the expiration of three years from the date of Separation from Service of the Participant or the date of receipt of the notice of denial of a claim for benefits, if earlier. In the event ERISA's limitations on legal actions do not apply, the laws of the State of Texas with respect to limitations of legal actions shall apply and the cause of action must be brought no later than four years after the date the action accrues.


ARTICLE IX.  CLAIMS PROCEDURES

          If an Associate does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Benefits Administration Manager. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Benefits Administration Manager will indicate to the claimant any additional information which is required.

          Each claim will be approved or disapproved by the Benefits Administration Manager within 90 days following the receipt of the information necessary to process the claim. In the event the Benefits Administration Manager denies a claim for benefits in whole or in part, the Benefits Administration Manager will notify the claimant in writing of the denial of the claim. Such notice by the Benefits Administration Manager will also set forth, in a manner calculated to be understood by the claimant, the specific reasons for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of the Plan's claim review procedure as set forth below. If no action is taken by the Benefits Administration Manager on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

          A claimant may appeal a denial of his claim by requesting a review of the decision by the Benefits Administration Committee or a person designated by the Committee, which person will be a named fiduciary under Section 402(a)(2) of ERISA for purposes of this Article IX. An appeal must be submitted in writing within 60 days after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Benefits Administration Committee or the named fiduciary designated by the Benefits Administration Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Benefits Administration Committee or the named fiduciary designated by the Benefits Administration Committee will act upon each appeal within 60 days after receipt

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

thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Benefits Administration Committee or named fiduciary, provided the Benefits Administration Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Benefits Administration Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Benefits Administration Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Benefits Administration Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

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

                                   APPENDIX I

                            Participating Employers
                            -----------------------


                           J. C. Penney Company, Inc.

                        JCPenney Business Services, Inc.

                           J. C. Penney National Bank

                            JCPenney Portfolio, Inc.

                           JCPenney Puerto Rico, Inc.

                             JCP Receivables, Inc.



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